Exhibit 10.1

AudioStocks, Inc. Agreement

June 25, 2007

SERVICES AGREEMENT

This agreement (the “Agreement”) is entered into on June 25, 2007 in order to induce AudioStocks, Inc., a Delaware corporation, whose corporate address is 2038 Corte del Nogal, Suite 110, Carlsbad, California 92011 (“AudioStocks, Inc.”), to perform substantially all of the following services (hereinafter “Services”) for Crdentia Corp., a Delaware corporation, whose corporate address is 5001 LBJ Freeway, Suite 850, Dallas, Texas 75244 (“Participant”).

A. Services. During the Term (as defined below) of this Agreement, AudioStocks, Inc. shall endeavor to provide the following services (the “Services”). AudioStocks, Inc. shall commence performance of services (“Commence Performance”) by taking any one of the following actions:

•                Participant will be introduced to AudioStocks, Inc.’s broker dealer, market maker, investment bank and institutional relationships.

•                AudioStocks may contract, manage and coordinate with additional firms in an effort to maximize shareholder development and market awareness and deliver the services through multiple marketing channels.

•                An independent Certified Financial Analyst will prepare a research report.

•                A feature placement on the www.AudioStocks.com website.

•                Interviewing key executives one-on-one by an AudioStocks, Inc. financial reporter. A press release shall be approved and issued by the Participant over the major news and financial newswires directing investors to the Participant’s section of the AudioStocks.com website which will list a brief profile, key products and services that Participant offers, and have all of the latest Participant press releases.

•                Up to twelve (12) AudioNews™ interviews.

•                Direct e-mail to targeted opt-in interest-based groups.

•                Daily access to a personal shareholder communications manager.

•                A corporate fact sheet will be distributed via e-mail to AudioStocks.com opt-in users.

•                Posting of Participant corporate documents on the AudioStocks website.

•                Posting of Participant logo, executive photographs and biographies.

•                AudioStocks, Inc. shall provide Participant with a confidential electronic link, enabling Participant to track visitors to the AudioStocks.com website. AudioStocks, Inc. will track the number of people that have visited Participant’s company link, the specific titles of and numbers of press releases that have been accessed, and the number of people that have requested information about Participant.

•                We will assign a member of the AudioStocks team to act as the Participant’s shareholder communications account executive. The account executive will be in charge of managing the day-to-day aspects of the AudioStocks strategy, including receiving telephone inquiries about Participant and following up with those parties that have made inquiries.

AudioStocks, Inc.	Participant

B.                                      Consideration. In consideration of AudioStocks, Inc. providing the aforementioned Services, within 5 business days of the execution of this Agreement, Participant shall tender payment(s) (hereinafter referred to as “Compensation”‘) as follows:

(1)                                     Cash Payment.  The Participant shall cause to be delivered to AudioStocks, Inc.  $80,000 in cash payments as follows:

(a)                                     Cash Payment One.   $40,000 upon execution of the Agreement.

(b)                                    Cash Payment Two.   $40,000 by or before August 25, 2007.

(2)                                     Restricted Common Stock. The Participant shall cause to be delivered to AudioStocks, Inc., 1,247,500 shares of the Participant’s restricted common stock (the “Restricted Stock”) as follows:

(a)                                     Restricted Payment One.   975,000 shares upon execution of the Agreement.

(b)                                    Restricted Payment Two.  272,500 shares by or before August 25, 2007.

(3)                                     Common Stock Purchase Warrants. The Participant shall cause to be delivered to AudioStocks, Inc., Common Stock Purchase Warrants (the “Warrants” attached hereto as Exhibit A) to purchase up to 1,000,000 shares of the Participant’s common stock at a purchase price of $0.60 per share.

C.                                      Term of the Agreement. This Agreement shall commence on the date first set forth above and shall terminate 365 days thereafter (the “Term”). Participant may terminate this Agreement with thirty (30) days notice for any reason. In the event of a material breach of this Agreement by AudioStocks, Inc., Participant shall provide AudioStocks, Inc. with notice of the material breach. AudioStocks, Inc. shall have ten (10) days from such notice to cure the material breach. Participant may terminate this Agreement immediately if such breach remains uncured after the expiration of such ten (10) day period.

D.                                    Compensation Terms. Once Compensation has been issued and tendered (and physically received by AudioStocks, Inc.), such Compensation shall be irrevocable and considered earned, due and payable to AudioStocks, Inc., without any security interests, liens, claims or other encumbrances. AudioStocks, Inc. does not offer any refunds after ten (10) days subsequent to AudioStocks, Inc. commencing performance as defined in this Agreement. Any Compensation, including any securities issued pursuant to this Agreement, shall be freely assignable by AudioStocks, Inc. Any dispute arising in connection with this Agreement shall be resolved by litigation filed in Superior Court in the County of San Diego, State of California. Any such litigation shall be adjudicated in accordance with the laws of the State of California in a “bench trial” before a judge. Both AudioStocks, Inc. and Participant expressly waive their right to a jury trial.

E.                                      Performance of Services. AudioStocks, Inc. shall, to the best of its ability, render the Services in a timely and professional manner consistent with industry standards and the terms of this Agreement by the completion dates set forth in writing and mutually and reasonably agreed to by the Parties hereof. AudioStocks, Inc. agrees that during the term of this Agreement it will not accept work from a

AudioStocks, Inc.	Participant

direct competitor of Participant. AudioStocks, Inc.’s relationship with the Participant shall be that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, agency or employer-employee relationship between the parties. AudioStocks, Inc. is not the agent of Participant and is not authorized and shall not have any authority to make any representation, contract or commitment on behalf of Participant, or otherwise bind Participant in any respect whatsoever. Participant acknowledges and understands that the majority of the services AudioStocks, Inc. will provide pursuant to the Agreement will be performed within the first sixty days of the term of the Agreement.

F.                                       Outside Consultants. From time to time, the Participant may require AudioStocks, Inc. to provide introductions to outside third party consultants, broker dealers, market makers, investment banks and institutional relationships. AudioStocks, Inc. shall provide the Participant with introductions and offer insight; however, Participant acknowledges that the ultimate responsibility of any such relationships shall remain with the Participant and the third parties. Participant acknowledges and understands that AudioStocks, Inc. assumes no responsibility or liability for any actions of a third party consultant for which AudioStocks, Inc. provides an introduction.

G.                                      Investment Representations. AudioStocks, Inc. is an experienced investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Participant’s shares. AudioStocks Inc. acknowledges that any investment in the Participant’s shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Participant’s shares for an indefinite period of time and to suffer a compete loss of its investment.

AudioStocks, Inc. is an “accredited investor” within the meaning of United States Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

AudioStocks, Inc. understands that the Participant shares it is receiving hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Participant in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the United States Securities Act of 1933, as amended (the “Act”) only in certain limited circumstances. In this connection, AudioStocks, Inc. represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. AudioStocks, Inc. understands that the Participant shares it is receiving hereunder have not been registered under the Act and have not been registered or qualified in any state in which they are offered, and thus AudioStocks, Inc. will not be able to resell or otherwise transfer its Participant shares unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

It understood that the certificates evidencing the Participant shares may bear one or all of the following legends:

(a)   “THESE  SECURITIES  HAVE  NOT  BEEN  REGISTERED  UNDER  THE SECURITIES ACT OF 1933, AS AMENDED.   THEY MAY NOT BE SOLD, OFFERED FOR SALE,  PLEDGED  OR  HYPOTHECATED  IN  THE  ABSENCE  OF  A  REGISTRATION

AudioStocks, Inc.	Participant

STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTICIPANT THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b) Any legend required by applicable state securities laws.

H.                                    Confidentiality. In the event that Participant discloses material non-public information to AudioStocks, Inc., AudioStocks, Inc. shall keep in confidence and shall not, without the Participant’s consent, disclose to any person (except its own counsel and other advisors or as such counsel has advised is required by applicable law) any material non-public information furnished by the Participant to AudioStocks, Inc. AudioStocks, Inc. and its employees shall not buy or sell shares of the Participant’s common stock (or derivatives thereof) in the public markets at any time AudioStocks, Inc. or any of its employees is in possession of any material non-public information of the Participant.

I.                                            Compliance with Law.   AudioStocks, Inc. shall comply with all applicable federal, state, county, and local laws, ordinances, rules regulations, and codes in the performance of its services hereunder (including the procurement of any necessary permits and licenses) and AudioStocks, Inc. shall indemnify and hold the Participant harmless from any and all liability, expenses or claims arising from the violation by AudioStocks, Inc. of any such laws, ordinances, rules regulations and codes.

J.                                      Registration Rights. All Compensation, including the Restricted Stock and Warrants, tendered to AudioStocks, Inc. or its principals or agents pursuant to this Agreement shall be registered in the next legally permissible registration statement filed by the Participant. Participant shall pay for all costs and fees associated with the registration of any AudioStocks, Inc. Compensation, including the Restricted Stock and Warrants, held by AudioStocks, Inc. or its affiliates, assignees and agents.

K.                                    Necessary Acts. Each party to this Agreement agrees to perform any additional acts that are reasonably necessary to carry out the provisions of this Agreement.

L.                                     Transfer Agent Instructions. Participant shall execute the attached transfer agent instruction letter (attached as Exhibit B) instructing the subsequent split of any certificates issued to Audiostocks, Inc. as Compensation under this Agreement.

M.                                  Covenant to Issue Opinion Letter. On demand and at no cost to Audiostocks, Participant hereby agrees to order and deliver to Audiostocks, Inc., any opinion letter related to the sale of restricted stock pursuant to the provisions of Rule 144 of the Securities Act of 1933.

N.                                    Covenant Not to Stop or Delay Transfer. Participant hereby covenants and promises that it shall not issue a stop transfer order on any securities issued pursuant to this Agreement, and that it shall not otherwise impede, delay or commence any action that would delay the transfer or the ultimate sale, resale or delivery of any common shares, including restricted common shares, underlying the Compensation.

O.                                   Costs. Participant aggress to pay to AudioStocks, Inc., in addition to the Compensation described in Section B herein, all costs and expenses incurred in performing services described in this Agreement. Such costs and expenses may include, without limitation, telephone, messenger, delivery,

AudioStocks, Inc.	Participant

postage, computer research, travel related expenses such as parking, airfare, meals, and hotel, photocopying and other such reproduction charges and other similar items. Audiostocks, Inc. shall be obligated to confer with the Participant prior to any expenditure in excess of $1000.00 in the aggregate.

P.                                     Execution of the Agreement. AudioStocks, Inc. and the party executing this Agreement on behalf of the Participant represent and warrant that they have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated herein. All lawfully required corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Participant and of this Agreement. This Agreement has been duly and validly executed and delivered by Participant and constitutes the valid and binding obligations of Participant, enforceable in accordance with the aforementioned terms. Upon delivery of this Agreement to AudioStocks, Inc., this Agreement will constitute the valid and binding obligations of Participant, and will be enforceable in accordance with their respective terms. Participant warrants that it has consulted with an independent attorney of its own choosing, representing Participant’s interests, and after such consultation, has executed this Agreement below.

Q.                                  Miscellaneous.

(1)                                     Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both Parties.

(2)                                     Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person to the parties at the following address:

(a) if to the Company to:

Crdentia Corp.

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244
Attn: John Kaiser, CEO
Phone: (972) 850-0780
Fax:     (972) 850-3058

and (b) if to the Holder, to:

Audiostocks, Inc.
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
Phone: (760) 804-8844
Fax:     (760) 804-8845

(3)                                 Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence

AudioStocks, Inc.	Participant

to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

(4)                                 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

SIGNATURE PAGE FOLLOWS

AudioStocks, Inc.	Participant

SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

For AudioStocks, Inc.

/s/ Luis Leung
Printed Name	Luis Leung
Title	President

For Crdentia Corp.

/s/ James TerBeest
Printed Name	James TerBeest
Title	Chief Financial Officer

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME. Please Fax to AudioStocks, Inc. at 760-804-8845.

AudioStocks, Inc.	Participant

EXHIBIT A

Common Stock Purchase Warrant

EXHIBIT B

U.S. Stock Transfer Corporation

1745 Gardena Ave.

Glendale, California 91204-2991

Re:     Transfer of Shares of Crdentia Corp.

Dear Sir or Madam:

Crdentia Corp. (the “Company”) recently issued certificate no.                   representing                   restricted shares (the “Certificate”) in the name of Audiostocks.com, Inc.

Pursuant to the terms of an agreement between Audiostocks, Inc. and the parties listed below (the “Parties”) and the attached instruction letter from Audiostocks, Inc., the shares underlying the Certificate should be re-issued as follows:

Name on Certificate	Number of Shares

Pursuant to the instruction letter from Audiostocks, Inc., the re-issued certificates representing the shares shall be sent to the following address:

Audiostocks, Inc.

2038 Corte Del Nogal, Suite 110

Carlsbad, California 92011

These shares shall be validly issued and transferred into the name of the Parties pursuant to the instructions listed above. The shares transferred shall contain a restrictive legend in substantially the same form as now exists on the Certificate.

Sincerely,

Crdentia Corp.

By: John Kaiser
Its: Chief Executive Officer